Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cascade Bancorp

Bend, Oregon

We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting a part of this Amendment No. 3 to the Registration Statement of our report dated March 31, 2014, relating to the consolidated financial statements of Cascade Bancorp, which is contained in that Joint Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Joint Proxy Statement/Prospectus.

/s/ BDO USA, LLP

Spokane, Washington

April 2, 2014